UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(844) 405-9655

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 2, 2016, Interpace Diagnostics Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) announcing, among other things, the appointment of Nat Krishnamurti as Interim Chief Financial Officer, Secretary and Treasurer of the Company effective as of March 1, 2016.

This Amendment No. 2 on Form 8-K/A amends and supplements the Initial Form 8-K and is being filed to disclose the material terms and conditions of (i) an Employment Separation Agreement (the “Employment Separation Agreement”) and (ii) a Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete and Rights to Intellectual Property Agreement (the “Restrictive Covenant Agreement”), in each case, entered into with Mr. Krishnamurti and to file the Employment Separation Agreement and the Restrictive Covenant Agreement as Exhibits 10.1 and 10.2 hereto, respectively.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, the Company entered into the Employment Separation Agreement with Nat Krishnamurti, the Company’s Chief Financial Officer, Secretary and Treasurer. On June 22, 2016, the Company also entered into the Restrictive Covenant Agreement with Mr. Krishnamurti. Mr. Krishnamurti was appointed as the Chief Financial Officer of the Company effective as of May 4, 2016. Mr. Krishnamurti served as the Company’s Interim Chief Financial Officer from March 1, 2016 to May 3, 2016, was appointed as Secretary and Treasurer effective March 1, 2016 and served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016.

The Employment Separation Agreement provides that, if Mr. Krishnamurti’s employment is terminated by the Company without “Cause” (as such term is defined in the Employment Separation Agreement) or, within one year of a “Change in Control,” Mr. Krishnamurti resigns for “Good Reason” (as such terms are defined in the Employment Separation Agreement), and, in either such case, Mr. Krishnamurti executes and does not revoke a timely release, then Mr. Krishnamurti will be entitled to: (i) base salary continuation for a number of months (up to a maximum of six (6) months and no less than three (3) months) equal to his years of service with the Company (the “Severance Period”), (ii) reimbursement for costs of the premiums for COBRA group health continuation coverage, beginning on his termination date and ending on the earlier of: (a) the end of the Severance Period or (b) the date when he becomes eligible for other group health coverage, and (iii) to the extent permitted under applicable law, full vesting and delivery of all of Mr. Krishnamurti’s then unvested restricted stock units.

The Restrictive Covenant Agreement contains restrictive covenants, including non-solicitation and non-competition obligations during the period of his employment and for a period of two years and one year, respectively, following the termination of his employment for any reason, as well as provisions regarding confidentiality and assignment of intellectual property rights to the Company.

The description of the Employment Separation Agreement and the Restrictive Covenant Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are attached to this Form 8-K/A as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 8.01.	Other Events.

Stephen J. Sullivan was appointed Chairman of the Board of Directors of the Company (the “Board”) effective June 21, 2016. Mr. Sullivan served as Interim Chairman of the Board from January 1, 2016 to June 20, 2016. Mr. Sullivan joined the Company as a director in September 2004, has served as Chairman of various committees of the Board, and currently serves on the Audit Committee of the Board.

Jack E. Stover was appointed as President and Chief Executive Officer of the Company effective June 21, 2016. Mr. Stover served as the Company's Interim President and Chief Executive Officer from December 22, 2015 to June 20, 2016. Mr. Stover has been a member of the Board since 2005 and previously served as Chairman of the Audit Committee of the Board from 2005 to December 22, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Separation Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, effective as of June 22, 2016.
10.2

Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete and Rights to Intellectual Property Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, dated as of June 22, 2016.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: June 22, 2016	By: /s/ Jack E. Stover Jack E. Stover
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Separation Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, effective as of June 22, 2016.
10.2

Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete and Rights to Intellectual Property Agreement between Interpace Diagnostics Group, Inc. and Nat Krishnamurti, dated as of June 22, 2016.